PROMISSORY NOTE

US$500,000.00

Ft. Lauderdale, Florida
August 14, 2008

FOR VALUE RECEIVED, THE STEPHAN CO., a Florida corporation whose address is 1850 West McNab Road, Fort Lauderdale, Florida 33309 ("Borrower"), does hereby promise to pay to the order of GERALD BOWMAN whose address is 4225 Aftonshire Drive, Wilmington, North Carolina 28412 ("Lender"), at Lender's address, or at such other place as may be designated by Lender, the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), in sixteen (16) equal quarterly installments of principal and interest, each in the amount of Thirty One Thousand Two Hundred Fifty Dollars ($31,250.00), commencing on October 2, 2008, and continuing thereafter on the second day of each successive calendar quarter until paid in full.

Borrower shall have the right to offset all amounts (such amounts, "Seller's Indemnity Obligations") due and owing by Lender to Borrower and/or Bowman Barber and Beauty Supply, Inc., a subsidiary of Borrower, pursuant to Section 11 of that certain Stock Purchase Agreement dated as of July 3, 2008, by and among Borrower, Bowman Barber and Beauty Supply, Inc. and Seller, against all amounts due under this Note (such amounts, the "Loan Payments"). Any such offset shall be applied first against the Loan Payment due in the next succeeding calendar quarter and thereafter to those Loan Payment(s) due in each consecutive calendar quarter until Seller's Indemnity Obligations shall have been applied in full.

This Note is secured by that certain Security Agreement dated as of August 14, 2008, by and between Bowman Beauty and Barber Supply, Inc. ("BBBS") and Lender, together with a UCC-1 Financing Statement (the "Financing Statement") to be recorded in the Office of the Register of Deed of New Hanover County, North Carolina and in the office of the North Carolina Secretary of State in Raleigh, North Carolina, each creating a security interest in certain inventory owned by BBBS as of the date hereof as further described in said UCC-1.

This Note may be prepaid in full or in part at any time without premium or penalty. Any and all prepayments shall be applied first to accrued and unpaid interest and then to the outstanding principal amount hereof.

Lender, from time to time in his sole discretion, may in writing waive, postpone, or amend its right to payment of any amount due or to become due under this Note.

The total sums for interest and in the nature of interest, reserved, charged or taken hereunder shall not exceed the maximum amount allowed by law, and any excess portion of such sums that may have been reserved, charged or taken shall be refunded to Borrower (or such other obligor as may be appropriate). Such refund may be made by application of the excess portion against the sums due hereunder.

In the case of the happening of any of the following events:

1. default shall be made in the payment of any installment payment payable under this Note, when due, and Borrower has not cured such default within five (5) business days following written notice of default from Lender; or

2. Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply for a custodian or receiver, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against Borrower, in which an order for relief is entered, Borrower consents to such proceeding, or which remains undismissed for a period of thirty (30) days or more,

then, and in each such event, and at any time thereafter, Lender may, at his option upon written notice to Borrower, take any or all of the following actions, at the same or different times: (i) declare the obligations evidenced by this Note to be forthwith due and payable and (ii) take any and all action and pursue any and all remedies as may be permitted by applicable law.

With respect to any suit, action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this note ("proceedings"), Borrower hereby consents to the jurisdiction of any state or federal court located within the county of Broward, State of Florida and irrevocably agrees that all proceedings shall be litigated in such courts. Borrower expressly submits and consents to the jurisdiction of the aforesaid courts and waives any defense of forum non conveniens.

This Note is to be construed and enforced according to the laws of the State of Florida, without giving effect to principles of conflict of laws.

The duties and obligations of Borrower hereunder shall not be assigned to any other party. The rights and privileges of Lender hereunder shall only be assigned to another party upon the prior written consent of Borrower.

BORROWER:

The Stephan Co.,
a Florida corporation

By: ______________________
Print Name: FRANK F. FEROLA
Print Title: PRESIDENT & CEO

LENDER:

Gerald Bowman
Gerald Bowman